SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                   (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12


                             MAGNOLIA VENTURES, INC.
                ________________________________________________
                (Name of Registrant as Specified In Its Charter)


                               ( NOT APPLICABLE )
     _______________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

           1) Title of each class of securities to which transaction applies:

           2)     Aggregate number of securities to which transaction applies:

           3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           4)     Proposed maximum aggregate value of transaction:

           5)     Total fee paid:

[ ]     Fee paid previously with preliminary materials.
[ ]     Check box if any part of the fee is offset as provided by Exchange
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        fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           1)   Amount Previously Paid:

           2)   Form, Schedule or Registration Statement No.:

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           4)   Dated Filed:


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                                                              PRELIMINARY COPIES


                             MAGNOLIA VENTURES, INC.
                      800 E. COLORADO BOULEVARD, 5TH FLOOR
                           PASADENA, CALIFORNIA 91101
                           __________________________


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                               FEBRUARY ___, 2003
                                   10:00 A.M.
                           __________________________


         Notice is hereby given that a special meeting of shareholders of Magnolia Ventures, Inc. will be held at 800 E. Colorado Boulevard, 5th Floor, Pasadena, California 91101 on ____________, February ___, 2003, at 10:00 a.m.

         The board of directors has fixed the close of business on January ___, 2003 as the record date for determination of shareholders entitled to notice of, and to vote, at the special meeting. TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

         Shareholders are cordially invited to attend the meeting in person. Please indicate on the enclosed proxy whether you plan to attend the meeting. Shareholders may vote in person if they attend the meeting even though they have executed and returned a proxy.

                                            By Order of the Board of Directors,


                                            Richard Henry, Chairman of the Board
Dated:  January ___, 2003


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                             MAGNOLIA VENTURES, INC.
                           __________________________

                                 PROXY STATEMENT
                         SPECIAL MEETING OF SHAREHOLDERS

                           __________________________

                                  INTRODUCTION


         This proxy statement is furnished by the board of directors of Magnolia Ventures, Inc., a Nevada corporation, in connection with the solicitation of proxies for use at a special meeting of shareholders to be held on February ___, 2003 and at any adjournments thereof. The special meeting has been called to consider and vote upon

         1. The approval and adoption of an amendment to our articles of incorporation to:

             (a)  forward split the outstanding shares of our common stock on a
                  1.875 for one basis;

             (b) increase our authorized common stock and preferred stock to 200 million and 25 million shares, respectively; and

             (c)  change our name to AP Henderson Group.

         2. The approval of an amendment to our bylaws to allow our board of directors to change the number of authorized directors.

         3. Such other business as may properly come before the meeting other than the matters listed above.

         This proxy statement and the accompanying proxy are being sent to shareholders on or about January ___, 2003.

PERSONS MAKING THE SOLICITATION

         The proxy is solicited on behalf of our board of directors. The original solicitation will be by mail. Following the original solicitation, our board of directors expects that certain individual shareholders will be further solicited through telephone or other oral communications from the board of directors. The board of directors does not intend to use specially engaged employees or paid solicitors. The board of directors intends to solicit proxies for shares which are held of record by brokers, dealers, banks or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold shares. All solicitation expenses will be borne by the company.


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TERMS OF THE PROXY

         The enclosed proxy indicates the matters to be acted upon at the special meeting and provides boxes to be marked to indicate the manner in which the shareholder's shares are to be voted with respect to such matters. By appropriately marking the boxes, a shareholder may specify whether the proxies shall vote for or against or shall be without authority to vote the shares represented by the proxy. The proxy also confers upon the proxies discretionary voting authority with respect to such other business as may properly come before the special meeting.

         If the proxy is executed properly and is received by the proxy prior to the special meeting, the shares represented by the proxy will be voted. Where a shareholder specifies a choice with respect to the matter to be acted upon, the shares will be voted in accordance with such specification. Any proxy which is executed in such a manner as not to withhold authority to vote for a specific matter shall be deemed to confer such authority. A proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to Richard Henry, Secretary, Magnolia Ventures, Inc., 800 E. Colorado Boulevard, 5th Floor, Pasadena, California 91101, by attending the meeting and electing to vote in person, or by a duly executed proxy bearing a later date.


                         VOTING RIGHTS AND REQUIREMENTS


VOTING SECURITIES

         The securities entitled to vote at the special meeting consist of all of the issued and outstanding shares of our common stock. The close of business on January ___, 2003 has been fixed by our board of directors as the record date. Only shareholders of record as of the record date may vote at the special meeting. As of the record date, there were 24,000,000 issued and outstanding shares of our common stock entitled to vote at the special meeting.

QUORUM

         The presence at the special meeting of the holders of a number of shares of our common stock, and proxies representing the right to vote shares of our common stock, in excess of one-half of the number of shares of our common shares outstanding as of the record date will constitute a quorum for transacting business.

VOTE REQUIRED

         We are required to obtain the affirmative vote of at least a majority of the voting shares that are present or represented at the meeting in order to effect the shareholder approvals described herein.

BOARD RECOMMENDATIONS - INSIDERS' INTENT TO VOTE IN FAVOR

         Our board of directors has determined that approval of the forward split, increase in authorized capital, name change and bylaw amendment are in the best interests of the company and our shareholders. Accordingly, the board has unanimously approved the proposals and recommends that the shareholders who choose to attend the meeting vote in favor of these matters as well.


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         Certain officers and directors of the company who beneficially own an aggregate of approximately 89.97% of the outstanding votes have indicated that they intend to vote in favor of each of the proposals discussed herein.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT


         The table below sets forth certain information with respect to beneficial ownership of our stock as of January __, 2003 by:

                  o persons known by us to be the beneficial owners of more than five percent (5%) of our issued and outstanding common or preferred stock;

                  o  each of our executive officers and directors; and

                  o  all of our officers and directors as a group.

         The information provided does not give effect to the proposed forward split. Accordingly, percentages are computed using a denominator of 24,000,000 shares of common stock outstanding.


NAME AND ADDRESS OF BENEFICIAL OWNER      NUMBER OF SHARES     PERCENT OF CLASS
_____________________________________     ________________     ________________

Richard Henry                                20,829,048             86.79%
800 E. Colorado Boulevard,
5th Floor
Pasadena, California  91101

Richard Lui                                    763,800               3.18%
800 E. Colorado Boulevard,
5th Floor
Pasadena, California  91101

All officers and directors as a group        21,592,848             89.97%
(2 persons)

_____________________________________


CHANGE IN CONTROL

         Pursuant to a share purchase agreement dated January 15, 2003 between Peggy Melilli, Dennis Melilli, and Sherri Lynn Cooper, our former officers and directors, on the one hand, and Mr. Richard Henry, on the other hand, Mr. Henry purchased an aggregate of 17,829,048 shares of outstanding common stock of Magnolia Ventures. The share purchase agreement also provided that the Melillis and Ms. Cooper would resign as directors and officers and be replaced with Mr. Henry and Richard Lui as the officers and directors of Magnolia Ventures.


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


Immediately after the close of the share purchase agreement, Mr. Henry entered into a separate securities purchase agreement with Magnolia Ventures whereby he sold all of the outstanding capital shares of AP Henderson Group, a Nevada corporation, to Magnolia Ventures in consideration of Magnolia Ventures' issuance of 3,000,000 shares of common stock to Mr. Henry. AP Henderson Group is engaged in the business owning and operating a petrochemical refinery in the Peoples' Republic of China.


                            MATTERS TO BE ACTED UPON

                                THE FORWARD SPLIT
                                 (Proposal 1(a))


INTRODUCTION

         On January 15, 2003, our board of directors approved a proposal to effect a forward split of our common stock, subject to the approval of our shareholders. The forward split, if approved, would subdivide our outstanding common stock on a 1.875 for one basis. In other words, once the forward split takes place, every share of common stock that you hold will be subdivided into
1.875 shares. Your percentage ownership in the company and relative voting power will remain essentially unchanged.

REASONS FOR THE FORWARD SPLIT

         We expect that we will have to raise additional equity capital in the near future in order to finance the development and growth of our business. We cannot promise that any offering of our securities will take place or will be successful, but we believe that increasing the number of outstanding shares will make our capital structure more attractive to potential investors and provide us with greater flexibility in structuring financings and pursuing other corporate development opportunities.

         We are hopeful that the forward split will encourage interest in our common stock and possibly promote greater liquidity for our shareholders. Again, however, we cannot guarantee that this will be the case or, indeed, that any of the foregoing hoped-for effects will result from the forward split.

CERTAIN EFFECTS OF THE FORWARD SPLIT

         The relative voting and other rights of holders of the common stock will not be altered by the forward split, and each share of common stock will continue to entitle its owner to one vote. As a result of the forward split, the number of shares of common stock presently outstanding will be subdivided. No fractional shares will be issued in connection with the forward split. Instead, fractional shares will be rounded up and one whole share will be issued. We expect that most shareholders will receive one additional share of common stock, but we do not anticipate that this will materially affect any shareholder's proportional interest.

         The forward split will not affect the company's stockholders' equity as reflected on our financial statements, except to change the number of issued and outstanding shares of common stock.


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CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Following is a summary of the material anticipated federal income tax consequences of the proposed forward split. This summary is based upon existing law which is subject to change by legislation, administrative action and judicial decision, and is necessarily general. In addition, this summary does not address any consequence of the forward split under any state, local or foreign tax laws. Accordingly, this summary is not intended as tax advice to any person or entity, and we advise you to consult with your own tax advisor for more detailed information relating to your individual tax circumstances.

         We understand that the forward split will be a "recapitalization" under applicable federal tax laws and regulations. As a result of such tax treatment, no gain or loss should be recognized by the company or our shareholders as a result of the forward split or the receipt of additional shares resulting from the subdivision. A shareholder's aggregate tax basis in his or her post-forward split shares should be the same as his or her aggregate tax basis in the pre-forward split shares. In addition, the holding period of the post-forward split shares received by such shareholder should include the period during which the pre-forward split shares were held, provided that all such shares were held as capital assets in the hands of the shareholder at the time of the exchange.

EFFECTIVE DATE OF THE FORWARD SPLIT

         If the proposal is approved by the shareholders, the forward split will become effective after we file an amendment to our articles of incorporation with the Secretary of State of Nevada. We anticipate that this will take place on or about February __, 2003.

DELIVERY OF CERTIFICATES

         Once the forward split becomes effective, we will deliver to each record holder of our common stock on the effective day of the split a certificate representing the additional common shares to which those parties are entitled as a result of the forward split. Certificates representing pre-forward split shares should not be returned for exchange.

RIGHT TO ABANDON FORWARD SPLIT

         Although we do not anticipate doing so, we may abandon the proposed forward split at any time prior to its effectiveness if our board of directors deems it advisable to do so. Any decision as to the appropriateness of the forward split will be made by solely our board of directors and will depend upon numerous factors including the future trading price of our stock, the growth and development of our business and our financial condition and results of operations.


                      INCREASE IN AUTHORIZED CAPITAL STOCK
                                 (Proposal 1(b))


         On January 15, 2003, our board of directors approved a proposal to increase our authorized capital stock to 200,000,000 shares of common stock and 25,000,000 shares of preferred stock. As of January ___, 2003, we had 25,000,000 million shares of authorized common stock, of which 24,000,000 shares were issued and outstanding, and 10,000,000 shares of authorized preferred stock,


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


none of which was outstanding. As a result of the forward split described above, we will have, subject to an appropriate increase in our authorized capital stock, a total of 45,000,000 shares of common stock issued and outstanding.

         Our board of directors believes that it is advisable and in the best interests of the company to have available additional authorized but unissued shares of common stock and preferred stock in an amount adequate to provide for our future needs. The additional shares will be available for issuance from time to time by us in the discretion of the board of directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, convertible debt and equity financing.

         We have no present commitments for the issuance or use of the proposed additional shares of common stock or preferred stock. However, our board of directors believes that if an increase in the authorized number of shares of common stock were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of our stockholders at that time could significantly impair our ability to meet financing requirements or other objectives.


                        NAME CHANGE TO AP HENDERSON GROUP
                                 (Proposal 1(c))


         On January 15, 2003, our board of directors approved a proposal to change our corporate name to "AP Henderson Group," subject to the approval of the shareholders.


                             AMENDMENT TO OUR BYLAWS
                                  (Proposal 2)


         On January 15, 2003, our board of directors approved an amendment to our bylaws to allow our board of directors to change the number of authorized directors. Article II, Section 3 of our bylaws provides that the authorized number of our directors shall be three (3) until changed by an amendment to our articles of incorporation or bylaws adopted by a majority of our outstanding shares entitled to vote.

         Presently, our bylaws allow our board of directors to adopt, amend or repeal any provision of our bylaws, except for the provision in our bylaws concerning the authorized number of directors. Our board of directors believes that it is advisable and in the best interests of the company to have the ability to change the authorized number of directors without the need to seek shareholder approval.


                              SHAREHOLDER PROPOSALS


         All shareholder proposals that are intended to be presented at the 2003 Special Meeting of shareholders and to be included in the proxy materials for that meeting must be received by the company's secretary not later than January ___, 2003.


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                       REQUEST TO RETURN PROXIES PROMPTLY


         A proxy is enclosed for your use. Please mark, date, sign and return the proxy at your earliest convenience in the envelope provided. A prompt return of your proxy will be appreciated.

                                            By Order of the Board of Directors,


                                            Richard Henry,
                                            Chairman of the Board

Pasadena, California
January ___, 2003









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                 MAGNOLIA VENTURES, PROXY - 2003 SPECIAL MEETING
              SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                       SPECIAL MEETING FEBRUARY ___, 2003


The undersigned, a shareholder of Magnolia Ventures, Inc., a Nevada corporation, appoints Richard Lui, his, her or its true and lawful agent and proxy, with full power of substitution, to vote all the shares of stock that the undersigned would be entitled to vote if personally present at the special meeting of shareholders of Magnolia Ventures, Inc. to be held at 800 E. Colorado Boulevard, 5th Floor, Pasadena, California 91101, on __________, February ___, 2003, at 10:00 a.m., and any adjournment thereof, with respect to the following matters which are more fully explained in the proxy statement of the company dated January ___, 2003 receipt of which is acknowledged by the undersigned:

         ITEM 1: The approval and adoption of an amendment to our articles of incorporation to:
                  (a) forward split the outstanding shares of our common stock on a 1.875 for one basis;
                  (b) increase our authorized common stock and preferred stock to 200 million and 25 million shares, respectively; and
                  (c)  change our name to AP Henderson Group.

                  _____ FOR          _____ AGAINST          _____ ABSTAIN

         ITEM 2: The approval of an amendment to our bylaws to allow our board of directors to change the number of authorized directors.

                  _____ FOR          _____ AGAINST          _____ ABSTAIN

         ITEM 3: Such other business as may properly come before the meeting other than the matters listed above.

                  _____ FOR          _____ AGAINST          _____ ABSTAIN

This proxy will be voted in accordance with the instructions given. If no direction is made, the shares represented by this proxy will be voted FOR the election of the directors nominated by the board of directors and will be voted in accordance with the discretion of the proxies upon all other matters which may come before the special meeting.

                                         DATED: __________________________, 2003

                                         _______________________________________
                                         Signature of Shareholder

                                         _______________________________________
                                         Signature of Shareholder


                  PLEASE SIGN AS YOUR NAME APPEARS ON THE PROXY
         Trustees, Guardians, Personal and other Representatives, please indicate full titles.

          IMPORTANT: PLEASE VOTE, DATE, SIGN AND RETURN THE PROXY CARD
                      PROMPTLY USING THE ENCLOSED ENVELOPE

           PLEASE CHECK IF YOU ARE PLANNING TO ATTEND THE MEETING [ ]


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